Exhibit (a)(1)(C)

NOTICE OF WITHDRAWAL

4.50% CONVERTIBLE SENIOR NOTES DUE 2023

ISSUED BY

THE INTERPUBLIC GROUP OF COMPANIES, INC.

CUSIP Numbers: 460690 AS 9 and 460690 AT 7

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Notice, dated February 15, 2008, and the accompanying Letter of Transmittal and Purchase Notice (the “Purchase Notice”), of The Interpublic Group of Companies, Inc., a Delaware corporation (the “Company”), relating to the purchase by the Company, at the option of the holders thereof, of the Company’s 4.50% Convertible Senior Notes due 2023 (the “Notes”) at a purchase price (the “Purchase Price”) equal to $1,000 per $1,000 principal amount, plus any accrued and unpaid interest (including contingent interest) up to, but excluding, March 15, 2008, subject to the conditions set forth in the Indenture and the Notes.

A Purchase Notice may be withdrawn, for some or all of the Notes for which such Purchase Notice has been delivered, if the registered holder delivers and the Paying Agent receives this completed and signed Notice of Withdrawal before midnight, New York City time, on March 14, 2008.

This Notice of Withdrawal is to be completed by registered holders of Notes desiring to withdraw a Purchase Notice, for some or all of the Notes for which a Holder has previously exercised the Put Option, if (i) the Put Option has been exercised by delivering a Purchase Notice to the Paying Agent, or (ii) delivery of such Notes has been previously made by book-entry transfer to the Paying Agent’s account at The Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption “Procedures to be Followed by Holders Electing to Exercise the Put Option” in the Company Notice.

HOLDERS WHO EXERCISED THE PUT OPTION AND DELIVERED THEIR NOTES TO THE PAYING AGENT THROUGH DTC’S AUTOMATED TENDER OFFER PROGRAM (“ATOP”) SHOULD ELECTRONICALLY TRANSMIT THEIR WITHDRAWAL THROUGH DTC’S ATOP SYSTEM, SUBJECT TO THE TERMS AND PROCEDURES OF THAT SYSTEM. HOLDERS TRANSMITTING THEIR WITHDRAWAL THROUGH DTC’S ATOP SYSTEM MUST ALLOW SUFFICIENT TIME FOR COMPLETION OF THE ATOP PROCEDURES DURING THE NORMAL BUSINESS HOURS OF DTC.

The Paying Agent is The Bank of New York. The address of the Paying Agent is:

The Bank of New York

Corporate Trust Operations

Reorganization Unit

101 Barclay Street—7 East

New York, New York 10286

Attention: Diane Amoroso

Telephone: (212) 815-2742

Fax: (212) 298-1915

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s previously delivered Purchase Notice for the Notes described below.

The undersigned understands that the withdrawal of a Purchase Notice that has been previously delivered, effected by this Notice of Withdrawal, may not be rescinded and that such Purchase Notice will no longer be deemed to be validly delivered for purposes of exercising the Put Option. The Put Option for Notes for which a Purchase Notice has been withdrawn may be re-exercised only by following the procedures for exercising the Put Option set forth in the Company Notice and in the accompanying Purchase Notice.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

*    *    *

DESCRIPTION OF NOTES FOR WHICH THE PURCHASE NOTICE IS WITHDRAWN
Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Notes) (1)	Certificate Number(s) (2)	Principal Amount Represented by Notes	Principal Amount for which the Purchase Notice is Withdrawn (3)

Total Principal Amount for which the Purchase Notice is Withdrawn
Total Principal Amount, if any, which Remains Subject to the Purchase Notice and which Has Been or Shall Be Delivered for Purchase by the Company

(1)    Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Notes and the Paying Agent’s record of registered holders or, if the Put Option is exercised by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

(2)    Need not be completed if the Notes were delivered by book-entry transfer.

(3)    Unless otherwise specified, the Purchase Notice will be deemed to have been withdrawn for the entire principal amount evidenced by such Notes.

METHOD OF DELIVERY

☐	CHECK HERE IF NOTES WERE PHYSICALLY DELIVERED TO THE PAYING AGENT.

☐	CHECK HERE IF NOTES WERE DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Delivering Institution:

Address:

Telephone:	Facsimile:

Contact Person:	Date Delivered:

DTC Account Number:	Transaction Code Number:

☐	CHECK HERE IF NOTES WERE NOT DELIVERED TO THE PAYING AGENT. A HOLDER WHO CHECKS THIS BOX EXERCISED THE PUT OPTION BY DELIVERING THE PURCHASE NOTICE WITHOUT SIMULTANEOUSLY DELIVERING THE NOTES TO THE PAYING AGENT.

SIGN HERE

(To Be Completed by All Registered Holders of Notes Subject to this Notice of Withdrawal)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Notes or on a security position listing or by person(s) authorized to become registered Holder(s) of the Notes by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:                             , 2008

Name (s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code(s) and Telephone Number(s):

GUARANTEE OF SIGNATURE(S)

(Required if Certificates Have Been Delivered or Otherwise Identified to the Paying Agent)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Date:                                 , 2008

4